                                                                  EXHIBIT 23.1









INDEPENDENT AUDITORS' CONSENT

The Board of Directors
of The Greenbrier Companies, Inc.

We consent to the incorporation by reference in this post-effective Amendment No. 1 to Registration Statement No. 33-80869 on Form S-8 of The Greenbrier Companies, Inc. of our reports dated October 24, 2000 appearing in and incorporated by reference in the Annual Report on Form 10-K of The Greenbrier Companies, Inc. for the year ended August 31, 2000, and to the reference to us under the heading "Experts" in the Reoffer Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE

Portland, Oregon
December 15, 2000